Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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In re	)	Chapter 11

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XO COMMUNICATIONS, INC.,	)	Case No. 02-12947 (AJG)

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Debtor	)

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ORDER CONFIRMING THIRD
AMENDED PLAN OF REORGANIZATION

         Upon consideration of the Third Amended Plan of Reorganization, dated July 22, 2002 (as the same has been amended, modified or supplemented prior to, at or in connection with the hearing on confirmation of the Plan or by this Order, the “Plan”),1 filed with this Court by the above-captioned debtor and debtor in possession (the “Debtor”); and upon (a) the hearing held before this Court on July 19, 2002 to consider approval of the Disclosure Statement for the Third Amended Plan of Reorganization, dated July 22, 2002 (the “Disclosure Statement”), (b) the Order of the Court, dated July 22, 2002, among other things (i) approving the Disclosure Statement and (ii) establishing solicitation procedures with respect to the Plan (the “Disclosure Statement Order”), and (c) the Order of the Court, dated July 22, 2002, establishing voting procedures and approving forms of ballots and notices (the “Voting Procedures Order”); and upon the declaration of Mariah Martin of Bankruptcy Services LLC (“BSI”), the Debtor’s balloting agent with respect to Classes 1, 5 and 6 (as set forth in the Plan), sworn to on October 29, 2002 (the “Ballot Certification”) filed with the Court on October 30, 2002; and it appearing

[1] All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan. A copy of the Plan is annexed hereto as Exhibit A.

from the affidavits of mailing and publication filed with this Court that (i) copies of the Disclosure Statement (including the Plan as annexed thereto as Exhibit A), notice of the Confirmation Hearing (as defined below), the Voting Procedures Order, the Disclosure Statement Order, ballots for acceptance or rejection of the Plan, notices of non-voting status, notices of deemed rejection were transmitted to the holders of Claims against and Interests in the Debtor and other parties in interest as required by the Disclosure Statement Order, Voting Procedures Order and Plan A Confirmation Order, (ii) such transmissions at such time being due and adequate notice under the circumstances and (iii) notice of the hearing on confirmation of the Plan was published in the manner and at the time required by the Disclosure Statement Order; and the Disclosure Statement Order having fixed August 19, 2002 as the deadline for voting on the Plan; and the Disclosure Statement Order having fixed August 21, 2002 as the deadline for filing of objections to confirmation of the Plan; and upon consideration of the objections (collectively, the “Original Objections”) of (a) Satisfaction Development Systems, Inc.; (b) Cable and Wireless USA, Inc.; (c) IKON Office Solutions, Inc.; (d) Market Halsey Urban Renewal, LLC; (e) Qwest Services Corporation, Qwest Communications Corporation and Qwest Corporation; (f) James B. Comey, United States Attorney (informal objection); (g) CRT Capital Group, LLC; and (h) Wells Fargo Bank Minnesota, National Association, the successor Indenture Trustee under the Debtor’s Indenture respecting the Subordinated Notes received prior to the August 21, 2002 deadline; and upon consideration of (a) the response of Forstmann Little and Telmex2 and (b) the Statement of the Official Committee of Unsecured Creditors (the

[2] “Forstmann Little” refers to the Forstmann Little & Co. Equity Partnership VII, L.P. and the Forstmann Little & Co. Subordinated Debt & Equity Management Buyout Partnership VIII, L.P. and “Telmex” refers to Teléfonos de México, S.A. de C.V.

“Creditors’ Committee”) received in respect to confirmation of the Plan; and a hearing (the “Plan A Confirmation Hearing”) to consider confirmation of the Plan solely with respect to the FL/Telmex Plan (a/k/a “Plan A”) having been held before this Court on August 26, 2002; and upon the record of the Plan A Confirmation Hearing; and the Court having entered an order dated August 26, 2002 confirming Plan A and overruling the Original Objections with respect to Plan A to the extent such objections were not consensually resolved (the “Plan A Confirmation Order”); and upon this Court’s Order, dated August 26, 2002, approving the Shareholder Stipulation; and a Termination Event having occurred; and the Debtor in accordance with Article I, Section D of the Plan having filed and served notice of (i) the Stand-Alone Notice, dated October 15, 2002 and (ii) the hearing on confirmation of the Plan with respect to the Stand-Alone Plan (a/k/a “Plan B”), on all parties required to be served pursuant to Article I Section D of the Plan and paragraph 43 of the Plan A Confirmation Order; and an affidavit of service of Mariah Martin of BSI having been filed with this Court on October 30, 2002; and references to the “Plan” hereinafter in this Order only referring to the Plan as it relates to Plan B unless expressly provided otherwise; and November 8, 2002 having been established as the deadline to file objections to confirmation of Plan B; and upon consideration of the Original Objections relating to confirmation of Plan B and the additional objections to confirmation of Plan B received from (a) Franklin Mutual Advisers, LLC; (b) Inter-Tel Solutions, Inc.; and (c) The Sobrato Group (collectively, the “Plan B Objections”); and upon the affidavits of Kathy Isaac, Acting Controller of the Debtor, dated November 12, 2002 (the “Isaac Affidavit”), and Irwin N. Gold, a Senior Managing Director of Houlihan Lokey, Howard & Zukin Capital, financial advisor to the Debtor, filed with the Court on November 12, 2002 (the “Gold Affidavit”), filed in support of confirmation of the Plan; and upon the Debtor’s memorandum of law, dated

November 13, 2002 (the “Memorandum”), filed in support of confirmation of the Plan; and upon the Plan Supplement filed with this Court by the Debtor on October 25, 2002; and a hearing (the “Confirmation Hearing”) to consider confirmation of Plan B having been held before this Court on November 15, 2002; and upon the full and complete record of the Confirmation Hearing and all matters and proceedings heretofore part of the record of this case; and after due deliberation and sufficient cause appearing therefor;

         IT IS HEREBY FOUND that:

I. JURISDICTION AND VENUE

         A.     This Court has jurisdiction pursuant to 28 U.S.C. § 1334 over this Chapter 11 Case and to confirm the Plan.

         B.     Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. §§ 157(b)(1) and 157(b)(2)(L) and this Court has jurisdiction to enter an order with respect thereto.

         C.     Venue of this Chapter 11 Case is properly in this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

         D.     The Debtor is properly a debtor under section 1092 and is the proper proponent of the Plan under section 1121(a).

II. SOLICITATION

         E.     Notice of the Confirmation Hearing and the relevant deadlines for submission of objections and ballots, as prescribed by this Court in the Disclosure Statement Order, the Voting Procedures Order, and the Plan A Confirmation Order has been provided and

[2] Unless otherwise indicated, reference to a “section” means the applicable section of title 11 of the United States Code (the “Bankruptcy Code”).

is adequate and sufficient pursuant to section 1128 of the Bankruptcy Code, Bankruptcy Rules 2002(b) and 3020 and other applicable law and rules.

         F.     Ballots were transmitted to holders of claims in classes eligible to vote on the Plan (the “Voting Classes”) in accordance with the Disclosure Statement Order and the Voting Procedures Order.

         G.     The Debtor, with the assistance of BSI, solicited votes for the Plan from the Voting Classes in good faith and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Order and Voting Procedures Order.

         H.     The Ballot Certification provided by BSI is consistent with Bankruptcy Rule 3018.

         III. CONVERSION TO PLAN B

         I.     The Debtor, after discussions with the Administrative Agent, concluded that the Investors would not consummate the transactions contemplated by the Investment Agreement and delivered the Stand-Alone Notice to the Administrative Agent, with a copy to each of the Investors.

         J.     As a result of the Termination Event, the Debtor determined, after consultation with the Administrative Agent as well as with the holders of a majority of the Senior Secured Lender Claims, that it was in the best interests of the Debtor, its estate and creditors to proceed at this time with Confirmation of the Plan with respect to the Stand-Alone Plan (Plan B).

         K.     The Debtor is authorized to convert to and pursue confirmation of Plan B in accordance with the Plan and decretal paragraph 43 of the Plan A Confirmation Order.

         L.     It is in the best interest of the Debtor, its estate and creditors to convert to Plan B at this time and to pursue confirmation thereof.

IV. THE PLAN SATISFIES THE REQUIREMENTS OF THE BANKRUPTCY CODE

         M.     The classification scheme of Claims and Interests under the Plan is reasonable. Claims or Interests in each Class are substantially similar to other Claims or Interests in such Class and the Plan satisfies the requirements of section 1122(a) of the Bankruptcy Code.

         N.     Administrative Claims, Fee Claims, and Priority Tax Claims, have not been classified and are excluded from the Classes set forth in the Plan. The Plan establishes the following Classes of Claims and Interests: Senior Secured Lender Claims (Class 1); Other Secured Claims (Class 2); Non-Tax Priority Claims (Class 3); Convenience Claims (Class 4); General Unsecured Claims (Class 5); Senior Note Claims (Class 6); Subordinated Note Claims (Class 7); Securities Claims (Class 8); Old Preferred Stock Interests (Class 9); Old Common Stock Interests (Class 10); and Other Old Equity Interests in XO (Class 11). The Plan satisfies the requirements of sections 1122 and 1123(a)(1) of the Bankruptcy Code.

         O.     The following Classes of Claims or Interests (the “Voting Classes”) are impaired and entitled to vote under the Plan: (i) Class 1 (Senior Secured Lender Claims); (ii) Class 5 (General Unsecured Claims); and (iii) Class 6 (Senior Notes Claims). All other Classes of Claims or Interests are either unimpaired under the Plan (Classes 2, 3 and 4) or deemed to reject the Plan by virtue of receiving no Distributions thereunder (Classes 7, 8, 9, 10 and 11). The treatment of Claims and Interests in impaired Classes is specified in Article III of the Plan, and the Plan satisfies the requirements of sections 1123(a)(2) and 1123(a)(3) of the Bankruptcy Code.

         P.     The Plan provides for the same treatment for each Claim or Interest of a particular Class, and, therefore, satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.

         Q.     The Plan provides for adequate means for its implementation and, therefore, satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.

         R.     The Plan provides, that, where applicable, the certificate of incorporation and by-laws of the Debtor prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code and, therefore, satisfies the requirements of such section.

         S.     The Plan provides for the selection of the directors and officers of Reorganized XO in a manner consistent with the interests of creditors and equity security holders and with public policy, and the Plan satisfies the requirements of sections 1123(a)(7) and 1129(a)(5) of the Bankruptcy Code.

         T.     The Plan complies with the applicable provisions of the Bankruptcy Code including, without limitation, sections 1122 and 1123 of the Bankruptcy Code. Therefore, the Plan satisfies the requirements of section 1129(a)(1) of the Bankruptcy Code. In addition, in accordance with Bankruptcy Rule 3016(a), the Plan is dated and identified with the name of the Debtor.

                  U. The Debtor, as the proponent of the Plan, has complied with the applicable provisions of the Bankruptcy Code including, without limitation, sections 1125 and 1126 of the Bankruptcy Code and, therefore, has satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code.

                  V. The Plan has been proposed in good faith and not by any means forbidden by law and, therefore, satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code.

                  W. Any payments made or to be made by the Debtor for services or for costs and expenses in, or in connection with, the Debtor’s chapter 11 case, have been approved by, or are subject to the approval of, this Court as reasonable. Accordingly, the Plan satisfies the requirements of section 1129(a)(4) of the Bankruptcy Code.

                  X. To the extent known, the Debtor has disclosed the names of the persons who will be the directors and officers of Reorganized XO. Accordingly, the Plan satisfies the requirements of section 1129(a)(5)(A) of the Bankruptcy Code.

                  Y. Pursuant to section 1129(a)(5)(B), the Debtor has disclosed the identity of any insiders, and the nature of compensation for such individuals, who will be employed or retained by Reorganized XO subsequent to the Effective Date. Accordingly, the Plan satisfies section 1129(a)(5)(B).

                  Z. There is no rate change provided for under the Plan. Accordingly, the Plan satisfies the requirements of section 1129(a)(6) of the Bankruptcy Code.

                  AA. With respect to each impaired Class of Claims against or Interests in the Debtor, as set forth in the Ballot Certification and the record of the Confirmation Hearing, each holder of a Claim or Interest of such Class: (a) has accepted the Plan; or (b) will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would so receive or retain if the Debtor were to be liquidated under chapter 7 of the Bankruptcy Code on such date. Accordingly, the Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.

                  BB. As evidenced by the Ballot Certification, the Plan has been accepted by Class 1 of the Voting Classes, and rejected by Classes 5 and 6 of the Voting Classes, in accordance with section 1126 of the Bankruptcy Code and consistent with Bankruptcy Rule 3018 and the Voting Procedures Order; however, the requisite Official Committee Vote and the acceptance votes of two-thirds or more of the Unaffiliated Senior Note Claims were satisfied.

                  CC. Classes 2, 3 and 4 are not impaired under the Plan, and such Classes (and all holders of Claims in such Classes) are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

                  DD. The Plan is deemed rejected, pursuant to section 1126(g) of the Bankruptcy Code, by the members of Classes 7, 8, 9, 10 and 11 (collectively, the “Deemed Rejected Classes”), who will receive no Distributions on account of their Claims or Interests.

                  EE. With respect to each Class of Claims or Interests designated by the Plan, other than Classes 5 and 6 and the Deemed Rejected Classes either: (a) such Class has accepted the Plan; or (b) such Class is not impaired under the Plan. Accordingly, the requirements of section 1129(a)(8) of the Bankruptcy Code have been satisfied with respect to all Claims and Interests other than those in Classes 5 and 6 and the Deemed Rejected Classes. The Plan is nevertheless confirmable with respect to Classes 5 and 6 and the Deemed Rejected Classes because, as described below, the requirements of section 1129(b) of the Bankruptcy Code are satisfied with respect to such Classes.

                  FF. Except to the extent that the holder of an Allowed Claim has agreed or will agree to a different treatment of such Claim, the Plan provides that, with respect to allowed Administrative Claims, Non-Tax Priority Claims, Priority Tax Claims, and Fee Claims, the holders of such Claims will receive, on account of such Claims, on the Distribution Date, Cash equal to the unpaid allowed amount of such Claim. Accordingly, the Plan satisfies the requirements of sections 1129(a)(9)(A), 1129(a)(9)(B) and 1129(a)(9)(C) of the Bankruptcy Code.

                  GG. The Plan has been accepted by Class 1, which is an impaired Class of Claims, which acceptance has been determined without including any acceptance of the Plan by any insider holding a Claim in such Class. Accordingly, the requirements of section 1129(a)(10) of the Bankruptcy Code are satisfied with respect to the Plan.

                  HH. The Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtor. Accordingly, the requirements of section 1129(a)(11) of the Bankruptcy Code are satisfied with respect to the Plan.

                  II. The fees payable by the Debtor to the United States Trustee or the Clerk of this Court, as provided under 28 U.S.C. § 1930(a)(6), constitute administrative expenses entitled to priority under section 507(a)(1) of the Bankruptcy Code, and the Plan’s treatment of such fees satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

                  JJ. As retiree benefits, as that term is defined in section 1114, do not appear to apply to the Debtor, the Plan satisfies the requirements of section 1129(a)(13).

                  KK. The requirements of section 1129(b) of the Bankruptcy Code are satisfied as to Classes 5 and 6 and the Deemed Rejected Classes (Classes 7, 8, 9, 10 and 11) because (a) the Claims in the Classes senior to Classes 5 and 6 and the Deemed Rejected Classes are not being paid in full, (b) there is no Class of Claims or Interests junior to such Classes retaining or receiving any property under the Plan and (c) the Plan is fair and equitable, and does not discriminate unfairly, with respect to such Classes.

                  LL. The Plan (including previous versions thereof, such as Plan A) is the only plan that has been filed in this case that has been found to satisfy the requirements of subsections (a) and (b) of section 1129 of the Bankruptcy Code. Accordingly, the requirements of section 1129(c) of the Bankruptcy Code have been satisfied.

                  MM. No party in interest that is a governmental unit has requested that the Court not confirm the Plan on grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933, and the principal purpose of the Plan is not such avoidance. Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

V. MISCELLANEOUS

                  NN. All conditions to confirmation contained in Section 9.1 of the Plan have been satisfied.

                  OO. The Debtor’s non-debtor subsidiaries were as of June 30, 2002, indebted to the Debtor in the amount of approximately $6.2 billion, which in the aggregate exceeds the value of the assets of such subsidiaries.

                  PP. Pursuant to Bankruptcy Rule 9019, and in consideration of the classification, distribution and other benefits provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all the Claims and controversies resolved pursuant to the Plan. Except as otherwise provided herein, this Order constitutes the Court’s approval of all such compromises and settlements, including the settlements relating to the Shareholder Lawsuit and the releases contained in the Plan, and all other compromises and settlements provided for in the Plan which, based upon the representations and informed views of counsel to the Debtor, the Administrative Agent, and the Creditors’ Committee, as applicable, and all other testimony either actually given or proffered and evidence introduced at the Confirmation Hearing and the full record of the Chapter 11 Case, the Court finds to be fair, equitable and within the range of reasonableness and in the best interests of the Debtor, its Estate, creditors and other parties in interest.

                  QQ. The Debtor and each of its officers, directors, employees and agents, and each professional, attorney, financial advisor, accountant, or other professional employed by the Debtor, the Creditors’ Committee and its members (in their capacity as such, and specifically excluding such members as creditors of the Debtor), the Administrative Agent, in such capacity, and any professionals, attorneys, financial advisors, accountants, or other professionals employed by such parties have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code, pursuant to sections 1125(e) and 1129(a)(3) of the Bankruptcy Code, with respect to the proposal and administration of the Plan.

                  RR. Each non-debtor party that will benefit from the releases, waivers of claims and related injunctions contained in the Plan shares an identity of interest with the Debtor and has contributed substantial assets to the Debtor’s reorganization, which assets will provide for certain Distributions that would not otherwise be available but for the contribution made by such non-debtor parties. Such releases, waivers and injunctions are essential to such reorganization and one of the impacted classes, Class 1, has voted to accept its proposed treatment under the Plan.

                  SS. The Exit Facility is not required for consummation of the Plan and is not required for the Plan to be feasible.

                  TT. All of the foregoing findings (decretal paragraphs A though and including SS) are made solely in connection with the Plan as it relates to the Stand-Alone Plan and are subject to the occurrence of consummation of the Stand-Alone Plan and the Effective Date. In the event the Effective Date or consummation of the Stand-Alone Plan does not occur, such findings shall be void and not have precedential or res judicata effect.

                  IT IS THEREFORE ORDERED, ADJUDGED AND DECREED THAT:

A.     General.

         1.     The findings of this Court set forth above and the conclusions of law stated herein shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. To the extent any finding of fact shall be determined to be a conclusion of law, it shall be so deemed, and vice versa.

         2.     To the extent that any Plan B Objections have not been withdrawn prior to entry of this Order or are not resolved by the relief granted herein or as stated on the record of the

Confirmation Hearing, all such Plan B Objections are hereby overruled. To the extent that any Objections to cure amounts have not been withdrawn prior to entry of this Order or are not resolved by the relief granted herein or as stated on the record of the Confirmation Hearing, all such cure Objections shall be adjourned until such later date as may be agreed upon between the parties or further ordered by the Court.

         3.     The Plan complies with the requirements of sections 1122, 1123 and 1129 of the Bankruptcy Code.

         4.     The Plan A Confirmation Order is superceded and modified by this Order.

         5.     The Plan (i.e., the Plan solely with respect to Plan B) is hereby confirmed pursuant to section 1129 of the Bankruptcy Code.

         6.     The Plan, as modified pursuant hereto, satisfies the requirements of section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019. The modifications contained herein shall not impair or impact the effectiveness of any Ballot or any obligation of any party to the Bank Plan Support Agreement.

B.     Discharge and Releases.

         7.     In the event that Plan B is consummated, none of the Debtor, Reorganized XO, the Investors (except with respect to any breach by either of the Investors under the Investment Agreement or the Settlement Agreement (as defined in the Memorandum)), the Note Trustees, the Senior Secured Lenders, the Official Committee of Unsecured Creditors, the Administrative Agents, nor any of their respective current or former members, partners, officers, directors, employees, affiliates, agents and advisors (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons), but in all events excluding the Investors with respect to any breach by either of them under the Investment Agreement or the Settlement Agreement, shall have or incur any liability to any Holder of any Claim or Interest for any act or omission in connection with, or arising out of the Debtor’s restructuring, including without limitation the negotiation and execution of the Investment Agreement, the Settlement Agreement or any agreements relating thereto or to the transactions contemplated by the Stand-Alone Term Sheet, this Plan, the Chapter 11 Case, the Disclosure Statement, the Bank Plan Support Agreement, the solicitation of votes for and the pursuit of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, including, without limitation, all documents ancillary thereto, all decisions, actions, inactions and alleged negligence or misconduct relating thereto and all prepetition activities leading to the promulgation and confirmation of this Plan except willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court; provided, however, that notwithstanding anything to the contrary contained in the Plan or herein, the releases provided for in Section 10.4(b) of the Plan shall not release any (A) non-Debtor entity from any liability arising under (x) the Internal Revenue Code or any state, city or municipal tax code, (y) the environmental laws of the United States or any state, city or municipality, or (z) any criminal laws of the United States or any state, city or municipality, except to the extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, or (B) any former holder of Senior Secured Lender Claims from any liability arising under (x) any Purchase and Sale Agreement between such former holder and High River Limited Partnership pursuant to which such Senior Secured Lender Claim was transferred to High River Limited Partnership, (y) any other Operative Document (as defined in such Purchase and Sale Agreement), or (z) any Predecessor Transfer Agreement (as defined in such Purchase and Sale Agreement) (the agreements and other documents referred to in the foregoing clauses (B)(x) through (z) being hereinafter collectively referred to as “Senior Secured Lender Transfer Agreements”); provided further, however, that this decretal paragraph shall not prejudice any creditor’s right to enforce the provisions of the Plan.

         8.     On the Effective Date (i) each Holder of a Claim or Interest that voted to accept the Plan and (ii) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, all Holders of Claims and Interests, in consideration for the obligations of the Debtor and Reorganized XO under this Plan, and the Warrants, New Reorganization Common Stock and other contracts, instruments, releases, agreements or documents executed and delivered in connection with this Plan, and each entity (other than the Debtor) that has held, holds or may hold a Claim or Interest, as applicable, will be deemed to forever release, waive and discharge all claims, demands, debts, rights, causes of action or liabilities (other than the right to enforce the obligations of any party under the Plan, the Investment Agreement, if applicable, and the contracts, instruments, releases, agreements and documents delivered under or in connection with the Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Chapter 11 Case, the Plan or the Disclosure Statement against: (i) the current and former directors, officers and employees of the Debtor and their respective affiliates and current and former officers, partners, directors, employees, agents, members, shareholders, advisors, and professionals (but in all events excluding the Investors with respect to any breach by either of them under the Investment Agreement or the Settlement Agreement); (ii) the Note Trustees, the Senior Secured Lenders, the Official Committee of Unsecured Creditors and the Administrative Agent, and the respective affiliates and current and former officers, partners, directors, employees, agents, members, shareholders, advisors (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons), and professionals of the foregoing (but in all events excluding the Investors with respect to any breach by either of them under the Investment Agreement or the Settlement Agreement); and (iii) the Investors excluding with respect to any breach by either of the Investors under the Investment Agreement or the Settlement Agreement, provided, however, nothing contained in this paragraph shall release any former holder of Senior Secured Lender Claims from any liability arising under any Senior Secured Lender Transfer Agreement.

         9.     In accordance with section 10.2 of the Plan, except as otherwise provided in the Plan or herein, in accordance with section 1141(d)(1) of the Bankruptcy Code, entry of this order acts as a discharge, effective as of the close of the Effective Date, of all Claims against the Debtor, its assets or properties, which Claims arose at or relate to any time before the entry of this Order.

         10.     Effective as of the close of the Effective Date, except as otherwise provided herein or in the Plan with respect to Prepetition Liens, Senior Loans, the New Junior Secured Loans, or other claims of the Senior Secured Lenders, title to all property of the Estate shall vest in and be transferred to the Reorganized Debtor in accordance with the terms of the Plan, free and clear of all liens, Claims and encumbrances in accordance with section 1141 of the Bankruptcy Code, any prohibitions upon such transfer being null and void.

         11.     The issuance of the Warrants, the New Reorganization Common Stock, the Rights and, upon payment in full of any and all consideration payable in connection with the exercise of the Rights or Warrants (as applicable) pursuant to which it is purchased, the issuance and the sale of New Reorganization Common Stock in accordance with the Rights Offering and upon exercise of the Warrants pursuant to the Plan shall be free and clear of all liens, claims, interests, rights of others or encumbrances of any kind.

         12.     In accordance with and pursuant to section 1145 of the Bankruptcy Code, the offer, issuance and distribution of the Warrants (and the New Reorganization Common Stock issuable upon exercise of the Warrants (the “New Warrant Stock”)) and New Reorganization Common Stock to creditors under the Plan shall be exempt from registration under the Securities Act of 1933, as amended.

         13.     Notwithstanding anything contained in the Plan to the contrary and solely for the purpose of analysis under 11 U.S.C. §1145, the Warrants and New Reorganization Common Stock issued (or in the case of the New Warrant Stock, issuable) to each Holder of General Unsecured Claims and Holder of Senior Note Claims (including such Warrants and New Reorganization Common Stock redistributed to such Holder of Senior Note Claims pursuant to the enforcement of all contractual subordination provisions pursuant to 11 U.S.C. § 510(b)) were issued principally in exchange for the Claims of such Holder of General Unsecured Claims, Holder of Senior Note Claims and Holder of Subordinated Note Claims against the Debtor.

         14.     Other than the enforcement of rights or Distributions under the Plan or to any Cash previously distributed or to be distributed on account of any Allowed Claim, as of the close of the day on which such claim or interest is discharged in accordance with Paragraph 9 of this Order, no creditor shall have recourse against: (i) Reorganized XO (or any of its direct or indirect subsidiaries or affiliates to the maximum extent permitted under the Plan); or (ii) any property of Reorganized XO.

         15.     Notwithstanding anything to the contrary contained in the Plan or this Order, any existing rights of setoff or recoupment of or against the Debtor shall be preserved and shall be excepted from any discharge, injunction, waiver or release that the Debtor may receive pursuant to the Plan or this Order.

         16.     Notwithstanding anything to the contrary contained in the Plan, to the extent that the Debtor and Market Halsey Urban Renewal, LLC (“Market Halsey”) are unable to agree upon an alternate guarantor, the Debtor’s guaranty obligations with respect to that certain lease agreement between Market Halsey and XO New York, Inc. f/k/a NEXTLINK New York, Inc. for premises located at 165 Halsey Street, Newark, New Jersey shall pass through confirmation of the Plan.

         17.     Notwithstanding anything to the contrary herein, the Debtor is authorized to assume that certain lease, as amended, between The Sobrato Group and XO Communications, Inc., successor in interest to Concentric Network Corporation, amended as of August 31, 2002 and further amended effective as of November 13, 2002, shortening the lease term to March 31, 2004 (the “Amended Lease”). Assumption of the Amended Lease shall be effective upon entry of this Order by the Bankruptcy Court; provided however, that parties in interest shall have ten days from service of this Order to object to such assumption. In the event an objection to the assumption of the Amended Lease is timely received, a hearing on such objection before the Bankruptcy Court shall be scheduled.

         18.     Notwithstanding anything to the contrary contained in the Plan, the releases provided for in Section 10.5 of the Plan shall not release any (A) non-Debtor entity from any liability arising under (x) the Internal Revenue Code or any state, city or municipal tax code, (y) the environmental laws of the United States or any state, city or municipality, or (z) any criminal laws of the United States or any state, city or municipality, except to the extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, or

(B)  any former holder of Senior Secured Lender Claims from any liability arising under any Senior Secured Lender Transfer Agreement.

C.     Plan Implementation.

         19.     The Debtor and Reorganized XO, as the case may be, are authorized to undertake or cause to be undertaken any and all acts and actions contemplated by the Plan or required to consummate and implement the provisions of the Plan, prior to, on and after the Effective Date, including without limitation, entering, executing, delivering, filing or recording any agreements, instruments, or documents necessary to implement the Plan, including, without limitation, the facility for the New Junior Secured Loans, execution and implementation of the Management Incentive Program and the Retention Bonus Plan, executing and filing amended, amended and restated or new certificates of incorporation, by-laws or other corporate documents with the appropriate governmental authorities, effecting mergers necessary and advisable to establish Reorganized XO as a Delaware corporation conducting the business of the Debtor and qualify Reorganized XO to do business as a foreign corporation where it is so required to be qualified and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court. All such actions shall be deemed to have occurred and shall be in effect pursuant to Section 303 of the Delaware General Corporation Law, all in accordance with Section 203(a) of the Delaware General Corporation Law and the Bankruptcy Code, without any requirement of further action by the stockholders or directors of the Debtor or Reorganized XO all as if the same was unanimously approved by the board of directors and shareholders of the Debtor and Reorganized XO. Pursuant to Section 303 of the Delaware General Corporation Law, entry of the Confirmation Order by the Court shall constitute all approvals necessary under Section 203 of the Delaware General Corporation Law (including, without limitation, the unanimous approval of the Board of Directors of the Debtor pursuant to

Section 203(a) of the Delaware General Corporation Law), to the extent Section 203 is applicable, to approve the Plan and to consummate the transactions contemplated by the Plan , including, without limitation (i) the issuance pursuant to the plan of approximately 82% of the New Reorganization Common Stock at the Effective Date to High River Limited Partnership; and (ii) High River Limited Partnership and its affiliates and associates (including, without limitation, Mr. Carl Icahn (collectively, the “New Investors”) becoming “interested stockholders” of the Reorganized Debtor for purposes of Section 203, and to exempt the New Investors from the restrictions on business combinations contained in Section 203 on account of any act that any of them may take in furtherance of the Plan and the transactions to be consummated thereunder.

         20.     All Old Common Stock, Old Preferred Stock, Other Old Equity, Other Old Equity Interests and other Interests, if any, of the Debtor, and the Indentures, the Senior Notes, the Subordinated Notes and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of the Debtor shall be deemed terminated, canceled and of no further effect upon the discharge of all Claims in accordance with Paragraph 9 of this Order; provided, however, that the Indentures shall continue in effect solely for the purposes described in Section 4.4 of the Plan and herein.

         21.     The duties of the Creditors’ Committee shall terminate on the Effective Date, except with respect to any appeal pending on the Effective Date of an order in the Chapter 11 Case and the pursuit of or objection to any Fee Claims.

         22.     On the Effective Date, the appropriate officers of Reorganized XO and members of its board of directors shall be authorized and directed to execute and deliver the agreements, documents and instruments contemplated by the Plan including, without limitation, the facility for the New Junior Secured Loans in the name of and on behalf of Reorganized XO.

         23.     Effective as of the Effective Date, the Debtor’s Management Incentive Program and the Retention Bonus Plan are approved and shall be adopted by Reorganized XO.

         24.     Effective as of the Effective Date, the Debtor, in its sole discretion as it deems appropriate, may contribute to capital of one or more of the Operating Subsidiaries all or a portion of receivables or other obligations owed by such Operating Subsidiaries to the Debtor. Any such contributions to capital will be effected by execution on or prior to the Effective Date of such corporate resolutions, assignments and other documents as the Debtor determines are appropriate. All receivables or other obligations (and an identification of all receivables or other obligations contributed to capital) of the Operating Subsidiaries to the Debtor shall be set forth on a schedule to be attached to such corporate resolutions.

         25.     Each federal, state, commonwealth, local, foreign or other governmental agency is hereby directed and authorized to accept any and all documents, mortgages and instruments necessary or appropriate to effectuate, implement or consummate the transactions contemplated by the Plan, this Order and the Amended and Restated Senior Credit Facility.

         26.     All transactions entered into and/or effected by the Debtor during the pendency of the Chapter 11 Case from the Petition Date through the Confirmation Date are approved and ratified.

         27.     Notwithstanding anything to the contrary contained in the Plan:

(i) in accordance with that certain agreement (the “Icahn-Subordinated Noteholder Agreement”) between the Subordinated Noteholders and Icahn (as defined in such agreement) as described on the record of the Plan A Confirmation Hearing, holders of Subordinated Note Claims shall receive from the Debtor that portion of 5% of the FL/Telmex Recovery as is equal to the highest percentage of outstanding Senior Secured Claims owned by Icahn on or at any time prior to the Effective Date, to the extent that an amount equal to such portion would otherwise have been due and payable to Icahn as the holder of the Senior Secured Claims which Icahn holds on or at any time prior to the Effective Date;

(ii) the Notes and Indentures shall continue in effect also for the purposes of (i) allowing the holders of the Subordinated Note Claims to receive their distributions under the Icahn-Subordinated Noteholder Agreement, (ii) allowing the Debtor and/or the Subordinated Note Trustee, as applicable, to make the distributions to be made on account of the Subordinated Notes, and (iii) permitting the Subordinated Note Trustee, as it may choose, to assert any Note Trustee Charging Lien it may have against such distributions for payment of the Subordinated Note Trustee Fees;

(iii) The distributions to be made under the Icahn-Subordinated Noteholder Agreement to Holders of Subordinated Note Claims shall be made by the Debtor either (a) to the Subordinated Note Trustee, which, subject to any right of the Subordinated Note Trustee to assert its Subordinated Note Trustee Charging Lien against the distributions, shall transmit the distributions to the Holders of such Subordinated Note Claims or (b) with the consent of the Subordinated Note Trustee, directly to Holders of Subordinated Note Claims through, if applicable, the facilities of the Depository Trust Company (“DTC”) in accordance with DTC’s customary practices for such distributions. The Debtor (or, if it effects such distributions, the Subordinated Note Trustee) may, in its sole discretion, require that Holders of Subordinated Note Claims comply with the requirements of Section 6.10(a) of the Plan prior to making any payments under the Icahn-Subordinated Noteholder Agreement to Holders of Subordinated Note Claims or in the event that such instrument is lost, stolen, mutilated or destroyed, upon the Holder’s compliance with the requirements set forth in Section 6.11. As soon as practicable after surrender of the Subordinated Note instrument evidencing the Subordinated Note Claim, the Subordinated Note Trustee shall distribute to the Holder thereof such Holder’s pro rata share of the distribution under Icahn-Subordinated Noteholder Agreement, but subject to any right of the Subordinated Note Trustee to assert its Note Trustee Charging Lien against such distribution. If the Debtor determines, with the consent of the Subordinated Note Trustee, alternatively to effect distributions to be made under the Icahn-Subordinated Noteholder Agreement via DTC, it shall effect such distributions in accordance with DTC’s customary practices therefor;

(iv) If the Debtor effects distributions with respect to the Icahn-Subordinated Noteholder Agreement through the Subordinated Note Trustee, then the Subordinated Note Trustee shall make all distributions under the Icahn-Subordinated Noteholder Agreement that have become deliverable since the Distribution Date as soon as practicable after such distribution has become deliverable; and

(v) As a condition precedent to receiving any distribution pursuant to the Icahn-Subordinated Noteholder Agreement on account of an Allowed Subordinated Note Claim, the Company (or the Subordinated Note Trustee, as applicable) may require, in its sole discretion, that the Holder of such Claim tender the applicable instruments, securities or other documentation evidencing such Claim to the Subordinated Note Trustee or its agent. If the Debtor requires tender of such instruments, securities or other documentation prior to the distribution, any distributions under the Icahn-Subordinated Noteholder Agreement on account of an Allowed Subordinated Note Claim shall, pending such surrender, be treated as an undeliverable distribution pursuant to Section

6.4(b) of the Plan, except that any undeliverable or unclaimed distributions to the Subordinated Noteholders under the Icahn-Subordinated Noteholder Agreement shall revert back to Icahn (as defined in the Icahn-Subordinated Noteholder Agreement).

         28.     Mizuho Corporate Bank, Limited (“MCB”) (and any successor to MCB) as successor to Toronto Dominion shall be deemed the Administrative Agent, within the meaning of Section 1.1 of the Plan and for all other purposes in this case as of the date of MCB’s appointment (or any other successor’s appointment, as applicable) as Administrative Agent.

         29.     Notwithstanding anything to the contrary contained in the Plan: (a) the Non-Transferable Rights in the Rights Offering shall not be issued until the later of (i) the Effective Date and (ii) the date any registration statement deemed necessary or appropriate by the debtor covering the offer and sale of such Rights and Rights Shares shall have been filed with the Securities and Exchange Commission (the “Registration Statement”) and such Registration Statement shall have become effective; and (b) the expiration date of any Rights shall be the first business day after the 29th day after such Rights Certificates are issued.

         30.     In accordance with Section 1.73 and 3.3 of the Plan and notwithstanding anything to the contrary contained in the Plan: (a) any Lien (as such term is defined in the Senior Credit Facility) which has been granted by the Debtor or the Operating Subsidiaries prior to the Petition Date (the “Prepetition Liens”) pursuant to the Senior Credit Facility and its related documents shall be continued and remain in full force and effect on and after the Effective Date to secure the obligations of Reorganized XO and the Operating Subsidiaries pursuant to the New Junior Secured Loans; and (b) the Debtor acknowledges and the Court hereby finds and determines that: (i) the Prepetition Liens constitute valid and perfected first priority liens subject only to existing liens, properly perfected, that are permitted by the Senior Credit Facility; (ii) the Prepetition Liens are not subject to avoidance or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law; (iii) the indebtedness outstanding pursuant to the Senior Credit Facility (the “Senior Loans”) constitutes legal, valid and binding obligations of the Debtor and the Operating Subsidiaries, enforceable in accordance with its terms; (iv) no offsets, defenses or claims or counterclaims to the Senior Loans exist and (v) no portion of the Senior Loans is subject to avoidance or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law.

         31.     This Order shall be sufficient and conclusive evidence of the continuation, validity, perfection, and priority of the Prepetition Liens to secure the obligations of Reorganized XO and the Operating Subsidiaries pursuant to the New Junior Secured Loans, without the necessity of filing or recording any financing statement, mortgage or other instrument or document which may otherwise be required under the law of any jurisdiction or the taking of any other action to validate or perfect or continue to perfect such liens or to entitle the Administrative Agent to the priorities granted therein and herein; provided, however, the Administrative Agent may file or record mortgages, financing statements or other instruments to evidence and to perfect or continue to perfect such liens authorized hereby; provided further, however, no such filing or recordation shall be necessary or required in order to create or perfect or continue to perfect such liens. If the Administrative Agent shall, in its discretion, choose to file such mortgages, financing statements, or other documents (or amendments to or continuations of any existing financing statements) and otherwise confirm perfection or continued perfection of such security interests and liens, all such financing statements or similar instruments shall be deemed to have been filed or recorded as of the time and date of entry of this Order.

         32.     Effective as of the Effective Date, subject to satisfaction or waiver of the conditions precedent contained in Section 3 of the credit agreement for the New Junior Secured

Loans, and upon execution by the Debtor and delivery of the credit agreement for the New Junior Secured Loans to the Administrative Agent, the facility for the New Junior Secured Loans shall be binding on each of the Senior Secured Lenders and the Administrative Agent without further signatures, consent, execution, delivery or other actions of such lenders or the Administrative Agent.

         33.     Notwithstanding any provision of the Plan, including, without limitation, Section 9.2(h) thereof to the contrary, the Exit Facility shall not be a condition to the occurrence of the Effective Date.

D.     Plan Distributions.

         34.     Commencing on or as of the Effective Date, distributions to holders of Allowed Claims shall be made pursuant to, and in accordance with the procedures set forth in, the Plan. Except as otherwise provided in the Plan, all such distributions shall be deemed made as of the close of the Effective Date.

         35.     Notwithstanding any provision in the Plan or this Order to the contrary, no partial payments or partial distributions shall be made to a holder of a Disputed Claim until such Claim becomes an Allowed Claim. After a Disputed Claim (or portion thereof) becomes an Allowed Claim, the holder of such Allowed Claim shall receive all Distributions to which such holder is entitled under the Plan. For purposes of administrative convenience, notwithstanding anything otherwise to the contrary, the Debtor may effect any distributions required under the Plan with respect to Claims that become Allowed after the Effective Date in one or more periodic distributions. Such periodic distributions shall include distributions with respect to all such Claims that have become Allowed (with respect to which no distributions have been effected) during the period since the last such distribution was effected. The Debtor may effect any such periodic distributions not less frequently that once every two calendar months if the Holder of any Claim that has become Allowed during the preceding two calendar months has not yet received a Distribution with respect to such Claim.

         36.     In the absence of contrary written notice of assignment or change of address, the Debtor shall make Distributions to the holders of Allowed Claims either (a) at the Claimant’s address set forth in the Claimant’s proof of claim or other writing most recently filed with the Bankruptcy Court or received by the Debtor, and if no such proof of claim or writing has been filed or received, then the address set forth in the Debtor’s Schedules or (b) to such holders in accordance with customary procedures of DTC used in connection with such distributions in the Company’s sole discretion.

         37.     All cash payments to be made by the Debtor to holders of Allowed Claims shall be made, at the Debtor’s option, either by: (i) check made payable to the holder of the Allowed Claim and mailed by regular first class mail; (ii) by wire transfer of immediately available funds or (iii) by means of DTC’s customary procedures for effecting such distributions. All Distributions made to holders of Allowed Claims by check shall be deemed made when deposited by the Debtor in the United States mail.

         38.     Distributions of Rights and/or New Common Stock in connection with the Rights Offering may be made by the Debtor and/or the Rights Agent appointed by the Debtor in accordance with customary practices governing such distributions, including, but not limited to, by means of the book-entry transfer facilities of DTC. The Debtor shall be authorized to implement such procedures as are reasonably necessary to effectuate the distribution of Rights and/or New Common Stock in accordance with the terms of the Rights Offering, as set forth in the Plan. Notwithstanding anything otherwise to the contrary, the Debtor shall be authorized to amend procedures or implement further procedures (provided such procedures shall not affect the treatment of or any rights granted to any creditor pursuant to the Plan) with respect to distribution of Rights and/or New Common Stock in connection with the Rights Offering; provided, however, that any such procedures shall be described in any filing made with respect to the Rights Offering with the Securities and Exchange Commission.

E.     Claims Resolution and Treatment.

         39.     After the Confirmation Date, a Claim may not be filed or amended without authorization of the Court and, even with such Court authorization, may be amended by the holder of such Claim solely to decrease, but not to increase, the amount or priority of such Claim. Unless otherwise provided herein, any new or amended Claim filed after the Confirmation Date shall be void unless the Claim holder has obtained prior Court authorization for the filing.

         40.     Unless otherwise ordered by the Court, the Debtor and Reorganized XO shall have the right to object to the allowance of any Claim, including any Claim listed in the Schedules or filed with the Bankruptcy Court; provided that subject to further extension by the Bankruptcy Court with or without notice, objections to Claims shall be filed and served on the applicable holder of such Claim no later than 180 days after the later of: (a) the Effective Date; and (b) the filing of the relevant Claim.

         41.     After the Effective Date, Reorganized XO shall have the authority to file, settle, compromise, withdraw, or litigate to judgment objections to Claims.

         42.     After the Effective Date, except as otherwise provided in the Plan, or in any contract, instrument, release or other agreement entered into in connection with the Plan or by order of the Court, in accordance with section 1123(b) of the Bankruptcy Code, Reorganized XO shall retain and may enforce any claims, rights and causes of action that the Debtor or its Estate may hold, other than any claims or causes of action that are released pursuant to the Plan.

         43.     In accordance with the Plan, the treatment accorded to Claims pursuant to the Plan shall be in full satisfaction, settlement and release of such respective Claims.

         44.     Notwithstanding anything to the contrary herein or in the Plan, with respect to the agreements between the Debtor and each of Newcourt Capital USA Inc. and Axon Telecom, LLC: (i) to the extent such agreements are deemed an executory contract or unexpired lease subject to assumption or rejection under section 365 of the Bankruptcy Code, such agreements or leases shall be deemed rejected as of the Confirmation Date and (ii) to the extent such agreements are deemed capital lease agreements, Newcourt and Axon shall be authorized to take possession of the equipment subject to their respective security interests, to the extent such equipment has not already been returned to them, without further order of the Court, in satisfaction of their secured claim against the Debtor. To the extent Newcourt or Axon asserts and is entitled to an allowed deficiency claim (i.e., the portion of their respective claim, if any, in excess of the value of the respective returned collateral), such deficiency claim shall be treated as a prepetition, general unsecured claim in Class 5.

F.     Professional Fees.

         45.     All applications for payment of fees and reimbursement of expenses by professionals retained in this Chapter 11 Case as well as parties seeking compensation pursuant to section 503 of the Bankruptcy Code must be filed with the Court by the date that is no later than forty-five (45) days after the Effective Date (or, if such date is not a Business Day, by the next Business Day thereafter). Any Person or entity that fails to file such an application or request on or before such date shall be forever barred from asserting such Claim against the Debtor or Reorganized XO or their property, and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such Claim. Applications for approval of professionals’ fees not previously awarded during the pendency of the Chapter 11 Case may be included in such professionals’ final applications as set forth herein and in the Plan. Objections, if any, to Fee Claims shall be filed and served not later than five (5) business days prior to the date set by the Court for the hearing to consider such requests. Notwithstanding anything contained in the Plan or this Order to the contrary, the releases provided for in Section 10.5 of the Plan or in this Order shall not prejudice the right of any party to object to any applications for compensation filed by professionals retained in this Chapter 11 Case as well as to requests of parties seeking compensation pursuant to section 503 of the Bankruptcy Code.

G.     Executory Contracts and Leases.

         46.     As of the Confirmation Date, but subject to the occurrence of the Effective Date, all executory contracts and unexpired leases of the Debtor shall be assumed by the Debtor, pursuant to sections 365 and 1123 of the Bankruptcy Code except: (i) any executory contracts and unexpired leases that are the subject of separate motions to reject filed pursuant to section 365 of the Bankruptcy Code by the Debtor before the entry of the Confirmation Order; (ii) all executory contracts or unexpired leases listed on Schedule 8.1 of the Plan and rejected under the Plan or by order of the Court entered before the Effective Date; (iii) any executory contract or unexpired lease for which the deadline to assume or reject such contract or lease has been extended beyond the date hereof by agreement or further order of the Court; (iv) any executory contract or unexpired lease that is or becomes the subject of a dispute over the amount or manner of cure and for which the Debtor or the Reorganized Debtor makes a motion to reject such contract or lease based upon the existence of such dispute filed at any time; and (v) any agreement, obligation, security interest, transaction or similar undertaking that the Debtor or the Reorganized Debtor believes is not an executory contract or unexpired lease that is later determined by the Court to be an executory contract or unexpired lease that is subject to assumption or rejection under section 365 of the Bankruptcy Code, which agreements shall be subject to assumption or rejection within thirty (30) days after any such determination. Any order entered after the Confirmation Date by the Court, after notice and a hearing, authorizing the rejection of an executory contract or unexpired lease shall cause such rejection to be a prepetition breach under sections 365(g) and 502(g) of the Bankruptcy Code, as if such relief was granted and such order was entered prior to the Confirmation Date. Listing a contract or lease in Schedule 8.1 of the Plan shall not constitute an admission by the Debtor or the Reorganized Debtor that such contract or lease, including related agreements, is an executory contract or unexpired lease or that the Debtor or the Reorganized Debtor has any liability thereunder. If the Debtor, the Reorganized Debtor and the non-debtor party to a lease or contract are unable to agree on the cure amount for such lease or contract, then the Debtor or the Reorganized Debtor shall have the option to reject such lease or contract or seek a judicial determination of the cure amount (after which, if the cure amount is unacceptable to the Debtor or the Reorganized Debtor, it may reject the lease or contract).

         47.     All amendments to Schedule 8.1 to the Plan are hereby authorized and approved. Any claims arising out of the rejection of any executory contract or unexpired lease pursuant to the Plan (the “Rejection Damage Claims”) must be filed with the Bankruptcy Court no later than thirty (30) days after the later of: (i) notice of entry of any order approving the rejection of such contract or lease; and (ii) notice of entry of the Confirmation Order. Any Rejection Damage Claim not filed timely shall be forever barred from assertion against the Debtor. Unless otherwise ordered by the Bankruptcy Court, all Allowed Rejection Damage Claims shall be treated as Class 5 (General Unsecured Claims) Claims.

         48.     To the extent the rejection of an executory contract or unexpired lease is effective as of the Effective Date, on or as soon as practicable after the Effective Date of the Plan, the Debtor shall provide notice of such rejection to the non-debtor party. In the event the Effective Date of the Plan does not occur, the Court enters an Order revoking confirmation of the Plan or the Plan otherwise is not consummated, the Debtor may modify or amend (including, without limitation, making additions and/or deletions) Schedule 8.1 and all rights of the Debtor to assume or reject its unexpired leases and executory contracts shall be reinstated to the date immediately prior to the date of this Order.

         49.     With respect to any lease of real property that the Debtor has rejected pursuant to the Plan, the Debtor shall vacate the Premises subject to such rejected lease and surrender the Premises to the relevant landlord as promptly as practicable after the effective date of the rejection but not later than ninety (90) days after the effective date of rejection of such rejected lease except the Debtor shall have up to 180 days on leases of real property used for technical operations purposes, or such longer period as the parties’ may agree. The rent for the period between the effective date of the rejection of the subject lease and surrender of the premises shall be the stated rent under the applicable lease or such lesser amount as may be ordered by the Court.

         50.     Notwithstanding anything to the contrary herein or in the Plan, to the extent a motion filed by the Debtor seeking the assumption or rejection of any executory contract or unexpired lease is pending before the Bankruptcy Court as of the Confirmation Date, the deadline to assume or reject such executory contract or unexpired lease shall be extended through the conclusion of the hearing on such motion, which may occur after the Confirmation Date. Additionally, to the extent the Debtor and any party to an executory contract or unexpired lease agrees in writing to extend the deadline (the “Assumption/Rejection Deadline”) for the Debtor to assume or reject such executory contract or unexpired lease beyond the Confirmation Date, the Assumption/Rejection Deadline for such executory contract or unexpired lease shall be extended in accordance with such agreement. If the Debtor assumes such executory contract or unexpired lease, such executory contract or unexpired lease shall be deemed incorporated into the cure schedule filed with the Court. If the Debtor rejects such executory contract or unexpired lease, such executory contract or unexpired lease shall be deemed incorporated into Schedule 8.1 of the Plan.

H.     Taxes.

         51.     Pursuant to section 1146(c) of the Bankruptcy Code: (i) the issuance, transfer or exchange of any securities, instruments or documents; (ii) the creation of any other lien, mortgage, deed of trust or other security interest, including, without limitation, in connection with the New Junior Secured Loans; (iii) the delivery of any instrument, lease, deed, pledge, deed of trust or other instrument of transfer, the Investment Agreement and documents related thereto, financing statement or assignment executed in connection with the Plan and the New Junior Secured Loans or the revesting, transfer or sale of any real or personal property of the Debtor pursuant to, an implementation of, or as contemplated in the Plan; or (iv) issuance, renewal, modification or securing of the transactions contemplated by the Plan and/or the New Junior Secured Loans by any means and the making, delivery or recording of any mortgage, pledge, deed, financing statement, bill of sale, assignment or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, this Confirmation Order, shall not be subject to any stamp tax, transfer tax, intangible tax, recording fee, or similar tax, charge or expense to the fullest extent provided for under section 1146(c) of the Bankruptcy Code.

         52.     All filing and recording officers are hereby directed to accept for filing or recording all instruments of transfer to be filed and recorded in accordance with the Plan, as applicable, and the exhibits thereto, without payment of any such taxes. This Court retains jurisdiction to enforce the foregoing direction, by contempt proceedings or otherwise.

I.     Miscellaneous.

         53.     The Debtor’s right to seek to modify or revoke confirmation of and withdraw the Plan shall be reserved, if the Debtor is for any reason unable to consummate the Plan at any time after the Confirmation Date up to the Effective Date. If the confirmation of the Plan is revoked and the Plan withdrawn: (a) nothing contained herein or in the Plan shall be deemed to constitute a waiver or release of any claims by or against the Debtor or to prejudice in any manner the rights of the Debtor or any Persons in any further proceeding involving the Debtor; and (b) the result shall be the same as if this Order were not entered, the Plan was not confirmed and no actions were taken to effectuate it.

         54.     Except as otherwise provided by this Order, if any of the provisions of this Order are hereafter modified, vacated or stayed, such stay modification or vacation shall not affect the validity or enforceability of any obligation, indebtedness, liability, priority or lien incurred by Reorganized XO prior to the effective date of such stay, modification or vacation.

         55.     This Court hereby retains jurisdiction of the Chapter 11 Case (a) pursuant to and for the purposes of section 105(a) and 1127 of the Bankruptcy Code, and (b) as set forth in section 12.13 of the Plan, which is incorporated herein by reference, as if set forth in extenso.

         56.     Subject to the occurrence of the Effective Date and consummation of the Stand-Alone Plan, except with respect to actions necessary to consummate the Stand-Alone Plan for which the following shall be effective upon entry of this Order, pursuant to Section 303 of the Delaware General Corporation Law, this Order establishes conclusive corporate or other authority, and evidence of such corporate or other authority, required for the Debtor and Reorganized XO, and their authorized officers, to undertake any and all acts and actions required to implement or contemplated by the Plan, and no board or shareholder vote shall be required with respect thereto, including, without limitation, the execution of all documents evidencing the implementation of the facility for the New Junior Secured Loans, the adoption of the Amended Certificate of Incorporation and Bylaws, the Retention Bonus Plan, the Management Incentive Program, and the authorization and issuance of the Warrants, the Rights and New Reorganization Common Stock contemplated by the Plan. All such actions and instruments shall be deemed to have been approved by the stockholders with like effect as if exercised and taken by unanimous action of the directors and stockholders of the Debtor.

         57.     Notwithstanding anything to the contrary contained in the Plan, the Effective Date shall mean the date that is eleven (11) days after the Confirmation Date, or if such date is not a Business Day, the next succeeding Business Day, or such later date as determined by the Debtor so long as no stay of the Confirmation Order is in effect on such date; provided, however, that if, on or prior to such date, all conditions to the Effective Date set forth in Article IX of the Plan, other than the issuance of the Rights in the Rights Offering, have not been satisfied or waived, then the Effective Date shall be the date certified by the Debtor to the Reorganized Debtor (with notice to the Creditors’ Committee of such certification) as the day on which all such conditions to the Effective Date have been satisfied or waived, other than the issuance of the Rights in the Rights Offering.

         58.     The Debtor or its authorized agent(s) shall serve a notice of entry of this Order, as provided in Bankruptcy Rule 2002(f)(7), to all parties previously served with notice of the Confirmation Hearing, within ten (10) business days from the date of entry of this Order.

         59.     The Debtor and Reorganized XO shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements and take such other action, incur such expenses and make such payments as may be necessary to effectuate and further evidence the terms and conditions of the Plan.

         60.     The substantial consummation of the Plan, within the meaning of Section 1127 of the Bankruptcy Code, shall be, and hereby is, deemed to have occurred as of the close of the Effective Date.

         61.     Except as otherwise provided in the Plan and this Order, notice of all subsequent pleadings in this case shall be limited to counsel for the Debtor, counsel for the Administrative Agent, counsel for the Creditors’ Committee (except that no such notice need be provided to counsel for the Creditors’ Committee after the termination of the Creditors’ Committee), the United States Trustee and any party known to be directly affected by the relief sought.

         62.     In the event of any inconsistency between this Order (including exhibits hereto) and the Plan, this Order (including exhibits hereto) controls.

         63.     The provisions of Federal Rule of Civil Procedure 62(a) and Bankruptcy Rule 7062 shall not apply to this Confirmation Order, and the Debtor is authorized to consummate the Plan immediately upon entry of this Order.

         64.     Failure specifically to include or reference particular sections or provisions of the Plan or any related agreement in this Order shall not diminish or impair the effectiveness of such sections or provisions, it being the intent of the Court that the Plan be confirmed and such related agreements be approved in their entirety.

Dated:	November 15, 2002

New York, New York

/s/ Arthur J. Gonzalez

ARTHUR J. GONZALEZ UNITED STATES BANKRUPTCY JUDGE